EXHIBIT ITEM 23(i)


                         Opinion and Consent of Counsel

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                               SULLIVAN & CROMWELL
                                125 Broad Street
                             New York, NY 10004-2498
                                 (212) 558-4000


                                                               November 27, 2001


Seligman High Income Fund Series,
   100 Park Avenue,
      New York, N.Y.  10017.


Dear Sirs:

     In connection with the Post-Effective Amendment to the Registration Statement on Form N-1A (File No. 2-93076) of Seligman High Income Fund Series, a Massachusetts business trust (the "Fund"), which you expect to file under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an indefinite number of shares of beneficial interest, par value $0.001 per share, of the class designated as Institutional Class shares (the "Shares") of the series of the Fund designated Seligman High-Yield Bond Series (the "Series"), we, as your counsel, have examined such trust records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion, the Fund is authorized to issue an unlimited number of Shares of the Series and, when the Post-Effective Amendment referred to above has become effective under the Securities Act and the Shares have been


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issued (a) for at least the par value thereof in accordance with the
Registration Statement referred to above, and (b) in accordance with the authorization of the Board of Trustees, the Shares will be duly and validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Massachusetts, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Massachusetts law, we have relied upon the opinion, dated November 27, 2001, of Hale and Dorr LLP, and our opinion is subject to the same qualifications and limitations with respect to such matters as are contained in such opinion of Hale and Dorr LLP.

     We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment referred to above. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/ SULLIVAN & CROMWELL

                                            SULLIVAN & CROMWELL


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                        [LETTERHEAD OF HALE AND DOOR LLP]


                                                          November 27, 2001

Seligman High Income Fund Series
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

     Seligman High Income Fund Series (the "Trust"), is a Massachusetts business trust created under a Declaration of Trust dated, executed and delivered in Boston, Massachusetts on July 25, 1984, as amended from time to time (as so amended, the "Declaration of Trust"). The beneficial interests thereunder are represented by transferable shares of beneficial interest, $.001 par value.

     The Trustees have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. Pursuant to Article VI, Section 6.1 of the Declaration of Trust, the number of shares of beneficial interest authorized to be issued under the Declaration of Trust is unlimited and the Trustees are authorized to divide the shares into one or more series of shares and one or more classes thereof as they deem necessary or desirable. Pursuant to Article VI, Section 6.4 of the Declaration of Trust, the Trustees are empowered in their discretion to issue shares of any series for such amount and type of consideration, including cash or property, and on such terms as the Trustees may deem best, all without action or approval of the shareholders.

     Pursuant to Article VI, Section 6.9 of the Declaration of Trust, the Trustees have established two separate series of shares designated "Seligman High-Yield Bond Series" (the "High-Yield Bond Series") and "Seligman U.S. Government Securities Series" (the "U.S. Government Securities Series"). As of the date of this opinion the Trustees have divided the shares of the High-Yield Bond Series into five classes designated Class A, Class B, Class C, Class D and Class I. As of the date of this opinion the Trustees have divided the shares of the U.S. Government Securities Series into four classes designated Class A, Class B, Class C and Class D.

     The Trustees have voted to authorize the officers of the Trust to determine the appropriate number of shares to be registered, to register with the Securities and Exchange Commission, and to issue and sell to the public, such shares.

     We have examined the Declaration of Trust and By-Laws, each as amended from time to time, of the Trust, resolutions of the Board of Trustees relating to the authorization and issuance of shares of beneficial interest of the Trust, and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including, but not limited to, originals, or copies certified or otherwise identified to our satisfaction, of such documents, Trust records and other instruments. In our examination of the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and

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Seligman High Income Fund Series
November 27, 2001
Page 2

the conformity to original documents of all documents submitted to us as certified of photostatic copies.

     For purposes of this opinion letter, we have not made an independent review of the laws of any state or jurisdiction other than The Commonwealth of Massachusetts and express no opinion with respect to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of The Commonwealth of Massachusetts.

     Our opinion below, as it relates to the non-assessability of the shares of the Trust, is qualified to the extent that under Massachusetts's law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the Trust. In this regard, however, please be advised that the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires notice of such disclaimer to be given in each contract or instrument made or issued by the Trustees of the Trust. Also, the Declaration of Trust provides for indemnification out of Trust property against all claims and liabilities of any shareholder held personally liable for the obligations of the Trust.

     We are of the opinion that all necessary Trust action precedent to the issuance of the shares of beneficial interest of the Trust have been duly taken, and that all such shares may legally and validly be issued for among other things, cash, and when sold will be, fully paid and non-assessable by the Trust upon receipt by the Trust or its agent of consideration therefor in accordance with terms described in the Trust's Declaration of Trust, subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the applicable state laws regulating the sale of securities.

     We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to any amendments to the Trust's registration statement. We hereby authorize Sullivan & Cromwell to rely on this opinion for purposes of furnishing their opinion, which we understand will also be filed as an exhibit to one or more amendments to the Trust's registration statement. Except as provided in this paragraph, this opinion may not be relied upon by, or filed with, any other parties or for any other purpose.

                                             Very truly yours,

                                             /s/Hale and Dorr LLP

                                             Hale and Dorr LLP